Exhibit 99.1

Press Release	Source: Studio One Media, Inc.

Studio One Media Commences Production of MyStudio(R) Interactive Recording Studios

Tuesday April 8, 9:30 am ET

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Studio One Media, Inc. (OTCBB:SOMD - News) announced today that it has commenced production of its first five (5) MyStudio® interactive recording studios. The studios are being manufactured by Advanced Integration Technologies (“AIT”) of Chandler, Arizona, www.aitint.com. Studio One expects to install the studios in strategic locations in Arizona, California, Nevada and New York in the third quarter of 2008. The installations will coincide with the commencement of monthly industry sponsored music, modeling and comedy contests which will be available exclusively to users of MyStudio.

 “We are pleased to have reached the manufacturing and deployment phase in our Company’s history,” stated Larry Ryckman, CEO of subsidiary Studio One Entertainment, Inc. “After a significant engineering and development effort and extensive testing of our prototype, Studio One is now in a position to begin production of commercial studios. Shortly after the deployment of the first five studios, we expect to follow with a national rollout of studios in all 50 states.”

About Studio One Media, Inc.

Studio One Media, Inc., is a Scottsdale, Arizona based company that has developed MyStudio®, a self contained, state of the art, high definition (HD) interactive audio/video recording studio designed for installation in shopping malls and other high traffic areas. MyStudio offers groundbreaking HD audio and video quality from a proprietary (20 patents pending), stand alone recording studio. MyStudio and its accompanying website, www.mystudio.net, uniquely incorporates the best elements of some the world’s leading internet and entertainment properties: the video sharing of YouTube, the social networking capabilities of MySpace and FaceBook and talent based contests made popular by American Idol, in a single entertainment venue.

MyStudio enables a user, for a fee, to record an HD video with a quality, ease and convenience never before available to the general public. MyStudio can be used to create videos for music, modeling, comedy, dating, job resume, auditions and personal messages and greetings. Users can also enter their videos into monthly industry sponsored music, modeling and comedy contests. Using Hollywood-style green screen technology, MyStudio offers users hundreds of HD virtual backgrounds in which to create their video. Every user receives a DVD of their session onsite and their video is automatically uploaded to the MyStudio website which offers video sharing and member profile pages in a social networking environment.

© 2008 Studio One Media, Inc. All rights reserved. MyStudio and Studio One are registered trademarks of Studio One Media, Inc. Other company and product names may be trademarks of their respective owners.

Safe Harbor

This release includes forward-looking statements that can generally be identified by phrases such as Studio One or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risks and uncertainties include, but are not limited to: general economic conditions and conditions in the markets we address; inability to raise sufficient capital to fund operations and its business plan; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Studio One Media, Inc.
Investor Relations, 480-556-9303 x760
InvestorRelations@StudioOneMedia.com
or
http://www.mystudio.net/corporate
www.mystudio.net
or
Media Inquiries:
Wendi Tush, 212-300-2142

Source: Studio One Media, Inc.